		EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$538,656	$627,832
Interest and other charges, before reduction for amounts capitalized
and deferred	370,442	389,877
Provision for income taxes	346,666	422,453
Interest element of rentals charged to income (a)	115,624	108,228

Earnings as defined	$1,371,388	$1,548,390

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$370,442	$389,877
Interest element of rentals charged to income (a)	115,624	108,228

Fixed charges as defined	$486,066	$498,105

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.82	3.11

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

		EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$92,751	$99,648
Interest and other charges, before reduction for amounts capitalized
and deferred	34,542	42,438
Provision for income taxes	48,621	44,985
Interest element of rentals charged to income (a)	38,066	41,916

Earnings as defined	$213,980	$228,987

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$34,542	$42,438
Interest element of rentals charged to income (a)	38,066	41,916

Fixed charges as defined	$72,608	$84,354

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.95	2.71

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

		EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$39,789	$51,207
Interest and other charges, before reduction for amounts capitalized
and deferred	30,223	24,409
Provision for income taxes	30,266	38,638
Interest element of rentals charged to income (a)	1,648	1,536

Earnings as defined	$101,926	$115,790

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$30,223	$24,409
Interest element of rentals charged to income (a)	1,648	1,536

Fixed charges as defined	$31,871	$25,945

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.20	4.46

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.